Exhibit 1.1

Execution Version

2,500,000 Ordinary Shares

Vascular Biogenics Ltd.

EQUITY UNDERWRITING AGREEMENT

November 16, 2017

Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

As Representative of the

Several Underwriters

Ladies and Gentlemen:

Vascular Biogenics Ltd., an Israeli company (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as the representative (the “Representative”) an aggregate of 2,500,000 shares (the “Shares”) of the Company’s ordinary shares, NIS 0.01 nominal value (the “Ordinary Shares”). The amount of the Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.

As the Representative, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Shares set forth opposite their respective names on Schedule I hereto.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a) The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended (the “Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement, as defined in Rule 405 of the Act, on Form F-3 (File No. 333-207250), including a related base prospectus (the “Base Prospectus”), with respect to the Shares in conformity with the requirements of the Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Copies of such registration statement, including any amendments thereto, the Base Prospectus and the exhibits and financial statements attached thereto, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430B under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this equity underwriting agreement (this “Agreement”). “Prospectus” means the final prospectus supplement relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act, together with the Base Prospectus. Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the effective date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus, as the case may be, deemed to be incorporated by reference therein.

(b) As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”) that is identified on Schedule III hereto.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended, and the regulations promulgated thereunder.

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Act relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) The documents incorporated by reference in each of the General Disclosure Package and the Prospectus, when filed with the Commission (or, in the case of documents that have been amended by amendments filed with the Commission and incorporated by reference in each of the General Disclosure Package and the Prospectus, when so amended), conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the Rules and Regulations, and when filed with the Commission (or, in the case of documents that have been amended by amendments filed with the Commission and incorporated by reference in each of the General Disclosure Package and the Prospectus, upon the filing of such amendment) did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company has been duly organized and is validly existing as a limited liability company under the laws of the State of Israel, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The Company has no subsidiaries. The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law) by the Registrar of Companies of the State of Israel. The certificate of incorporation, memorandum of association and articles of association of the Company comply with Israeli law and are in full force and effect.

(e) From the time of initial filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(f) The outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal, state and local, including Israeli, securities laws; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of Shares. No approval of the shareholders of the Company under the rules and regulations of the NASDAQ Global Market (“NASDAQ”) (including Rule 5635 of the Nasdaq Marketplace Rules) is required for the Company to issue and deliver the Shares to the Underwriters.

(g) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. The Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

(h) The Commission has not issued an order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(i) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(j) The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act or, to the extent that such Testing-the-Waters Communications were conducted in Israel, only to Israeli Accredited Investors (as hereinafter defined) and in accordance with Israeli law, and (b) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(k) Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the Act and, when considered together with the General Disclosure Package as of the Applicable Time, did not and as of the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(m) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(n) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-IFRS financial measures” comply with Regulation G of the Securities Exchange Act of 1934 (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations, not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(o) Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, who have certified certain of the financial statements and the supporting schedules filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(p) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and NASDAQ thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. As of the date of the initial filing of the registration statement referred to in Section 1(a)(i) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(q) There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company, or to which any property of the Company is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(r) The Company has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, security interest, equities, restrictions, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would, individually or in the aggregate, have a Material Adverse Effect. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(s) The Company has filed all Israeli, federal, state, local and non-U.S. tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by it to the extent that such taxes have become due. Except to the extent any failure to do so would not have a Material Adverse Effect, all tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(t) Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(u) The Company is not nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of incorporation, or articles of association or memorandum of association, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, including (A) any instrument of approval granted to it by the Israel Innovation Authority (formerly known as the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry (the “IIA”) or (B) any instrument of approval granted to it by the Authority for Investment and Development of Industry and the Economy (formerly known as the Investment Center) of the Israeli Ministry of Economy and Industry (the “Investment Center”) or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, or any of its properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, (ii) the certificate of incorporation, memorandum of association or articles of association of the Company, or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, or any of its properties or assets, including any certificates of approval granted to the Company by the IIA or the Investment Center, except in the case of clauses (i) and (iii), for such conflict, breach or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(v) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement including all transactions contemplated hereunder and hereby, have been duly and validly authorized by all necessary corporate or similar applicable action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(w) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary for, or in connection with, the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect, except (A) such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws and (B) the filing of certain notices with the Registrar of Companies of the State of Israel regarding the issuance of the Shares or the filing of certain information following the Closing Date with the IIA and the Bank of Israel. The Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Shares.

(x) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) holds all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License. All of the Governmental Licenses of the Company are valid and in full force and effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company has not received any notice denying, revoking or modifying any “benefited enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the IIA or the Israeli Tax Authority (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “benefited enterprise” status and to grants and benefits from the IIA and/or the Israeli Tax Authority was true, correct and complete in all material respects when supplied to the appropriate authorities.

(y) The Company owns or possesses the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct its business as presently conducted and currently contemplated to be conducted in the future. The Company, whether through its products and services or the conduct of its business, has not to its knowledge infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Company has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. The Company has not received any communication or notice alleging that by conducting its business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, it would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company. The Company has taken all reasonable steps necessary to secure its interests in such Intellectual Property from its employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(z) None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(aa) Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares. In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel. All grants and issuances of the Company’s securities were made in compliance with the Israeli Securities Law. Without limiting the generality of the preceding sentence, all grants and issuances of the Company’s securities to its employees were made pursuant to the Company’s employee share option plans disclosed in the General Disclosure Package and in accordance with Section 15B(2) or 15D of the Israeli Securities Law, as applicable.

(bb) The Company is not nor, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will it be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(cc) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ee) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ff) The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, Israel Prohibition on Money Laundering Law, 5760-2000 and Prohibition on Money Laundering Order,

5761-2001, the Israel Prohibition on Funding of Terrorism Law, 5765-2005 and the regulations and decrees promulgated thereunder, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(gg) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury and the Foreign and Commonwealth Office of the United Kingdom (“HMT”), or any similar sanctions imposed by any other body, governmental or other, to which the Company is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any sanctions administered by OFAC, UNSC, the European Union, HMT or other economic sanctions.

(hh) Neither the Company nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state, Israeli or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject. The Company and its affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The foregoing representation and warranty shall also be deemed given regarding laws of non-U.S. jurisdictions similar to the FCPA, including, without limitation, Sections 291 and 291A of the Israel Penal Law, 5737-1977 and the rules and regulations thereunder.

(ii) The Company carries, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is prudent and customary for companies engaged in similar businesses; the Company has not been refused any coverage under insurance policies sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) The Company has no employees in the United States and does not maintain, sponsor or contribute to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to ERISA.

(kk) There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders. Except as disclosed in General Disclosure Package, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(ll) Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company has complied and is in compliance, in all material respects, with all applicable federal, state, local, foreign, including Israeli, and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company has obtained and is in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct its business and is not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) the Company is not a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (a) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (b) which is otherwise material; and no such proceeding has been threatened or is known to be contemplated; (iv) the Company has not received notice nor is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and the Company is not aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (v) the Company is not aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company.

(mm) The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has filed a Notification: Listing of Additional Shares with NASDAQ with respect to the Shares, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of NASDAQ.

(nn) There are no relationships, direct or indirect, or related-party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(oo) No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened. No labor dispute with the employees of the Company exists nor, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(pp) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(rr) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, the Company (i) is and at all times has been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product currently manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws and the statutes of applicable government funded or sponsored healthcare programs, applicable laws pertaining to data privacy, and the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, where applicable, regulations relating to Good Clinical Practices and Good Laboratory Practices and all

other comparable local, state, federal, national, supranational and foreign, including Israeli, laws relating to the regulation of the Company (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possesses all Authorizations necessary for the operation of its business as currently conducted as described in the General Disclosure Package and the Prospectus and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened in writing, except as would not, individually or in the aggregate, have a Material Adverse Effect; (v) has not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect; (vi) has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any material corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(ss) None of the Company’s product candidates has received marketing approval from the FDA, the Israeli Ministry of Health or any comparable drug regulatory agency outside of the United States or Israel to which it is subject (collectively, the “Regulatory Authorities”). To the Company’s knowledge, all nonclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company, with respect to the Company’s product candidates, including any such studies and trials that are described in the General Disclosure Package and the Prospectus, or the results of which are referred to in the General Disclosure Package and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, being conducted in all material respects in accordance with all Applicable Laws; the descriptions in the General Disclosure Package and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the General Disclosure Package and the Prospectus, the results of which are materially inconsistent with or call into question the results described or referred to in the General Disclosure Package and the Prospectus; the Company is currently in compliance in all material respects with all Applicable Laws; the Company has not received, nor does it have knowledge that any of its collaboration partners has received, any written notices, correspondence or other written communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials. The Company has obtained (or caused to be obtained) the informed consent of each human subject who participated in a Company Trial. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator.

(tt) Assuming that the Underwriters are not otherwise subject to taxation in the State of Israel due to Israeli tax residence, the existence of a permanent establishment in Israel or any substantial activity of such Underwriter in Israel, no stamp or other issuance taxes, no duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the State of Israel or to any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement by the Company or (2) the issuance, sale or delivery of the Shares to be issued and sold by the Company to or for the respective accounts of the Underwriters as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and pursuant to the terms of this Agreement, other than in connection with withholding taxes on account of capital gains of the Company arising under clauses (1) and (2) above.

(uu) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(vv) The Company did not, during each of (i) the 12 month period preceding the date on which the Prospectus was filed with the Commission, and (ii) the 12 month period preceding the date hereof, offer or sell securities of the Company to any offerees in Israel that would be counted towards the number of offerees to whom offers or sales of securities may have been made pursuant to the provisions of Section 15A(a)(1) of the Israeli Securities Law.

2. PURCHASE, SALE AND DELIVERY OF THE SHARES

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase the number of Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof. The purchase price per Share to be paid by the several Underwriters to the Company shall be $7.20.

(b) Payment for the Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Company for the shares to be sold by it against delivery of certificates for the Shares to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, on November 21, 2017 at 10:00 a.m., New York time, or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

3. OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Shares as soon as the Representative deems it advisable to do so. The Shares are to be issued to the public from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on NASDAQ or to dealers in negotiated transactions or in combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement among the Underwriters entered into by you and the several other Underwriters.

4. COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430B under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer

Free Writing Prospectus(es) included on Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Shares within the meaning of the Act.

(d) The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(e) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(f) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(g) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(i) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(j) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) No offering, pledge, sale, contract to sell, short sale or other disposition of any Ordinary Shares of the Company or other securities convertible into or exchangeable or exercisable for Ordinary Shares or derivative of Ordinary Shares (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative, other than (A) grants of employee share options or other equity-based awards pursuant to the terms of a plan disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (B) issuances of Ordinary Shares pursuant to the exercise of such options or other equity-based awards, (C) issuances of Ordinary Shares pursuant to the exercise of warrants outstanding on the date hereof as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (D) the issuance of the Shares and (E) issuances of Ordinary Shares or securities exercisable for, convertible into or exchangeable for Ordinary Shares in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving the Company; provided that in the case of clause (E), that such issuances shall not be greater than 5% of the then outstanding Ordinary Shares and the recipients of such Ordinary Shares agree to be bound by a Lockup Agreement described in Section 4(k) hereof.

(l) The Company will use its best efforts to list, subject to notice of issuance, the Shares on NASDAQ.

(m) The Company has caused each officer and director to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(n) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(o) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the 1940 Act.

(p) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares.

(q) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(r) The Company acknowledges, understands and agrees that the Shares may be offered and sold in Israel only by the Underwriters and only to (i) such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company that such investor (A) falls within the scope of the Addendum and (B) is acquiring the Shares for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof (“Israeli Accredited Investors”); (ii) such number of offerees in Israel who are not Israeli Accredited Investors (“Non-Sophisticated Israeli Investors”) that does not exceed 35 Non-Sophisticated Israeli Investors. It is hereby agreed by the Company that with respect to any offer or sale of Shares to Non-Sophisticated Israeli Investors, the Underwriters may rely upon the representation and warranty of the Company in Section 1(vv) above. In addition, the Company will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby, which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

5. COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) all costs and expenses related to the delivery of the Shares to the Underwriters, including any other taxes payable thereon; (iii) the costs and expenses of the Company relating to investor presentations on any “road show”, including expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, and in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares, in an amount not to exceed $15,000 (excluding filing fees); (viii) all expenses and application fees related to the listing of the Shares on NASDAQ; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii) hereof); and (xii) and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum (including the related fees and expenses of counsel for the Underwriters not to exceed $10,000). The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares..

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Shares on the Closing Date are subject to the accuracy, as of the Applicable Time and the Closing Date, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430B or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state or Israeli court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representative shall have received on the Closing Date an opinion and 10b-5 statement of Goodwin Procter LLP, counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representative and previously agreed upon with counsel for the Underwriters.

(c) The Representative shall have received from Horn & Co. Law Offices, counsel for the Company, an opinion and 10b-5 statement, dated the Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to the Representative and previously agreed upon with counsel for the Underwriters.

(d) The Representative shall have received from Sterne, Kessler, Goldstein & Fox P.L.L.C., intellectual property counsel for the Company, an opinion, dated the Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to the Representative and previously agreed upon with counsel for the Underwriters.

(e) The Representative shall have received from Cooley LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) The Representative shall have received from Gornitzky & Co., Israeli counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g) You shall have received, on each of the date hereof and the Closing Date a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) The Representative shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents as follows:

(i) The Registration Statement and all post-effective amendments thereto have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date;

(iii) All filings required to have been made pursuant to Rules 424 or 430B under the Act have been made as and when required by such rules;

(iv) He has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He has carefully examined the Registration Statement and, in his opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He has carefully examined the Prospectus and, in his opinion, as of its date and the Closing Date, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(i) The Representative shall have received on the Closing Date a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative.

(j) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(k) The Shares have been approved for quotation upon notice of issuance on NASDAQ.

(l) The Lockup Agreements described in Section 4(m) hereof are in full force and effect.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Israeli, federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any Israeli, federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Cooley LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7. INDEMNIFICATION.

(a) The Company agrees:

(i) to indemnify and hold harmless each Underwriter, the affiliates, directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

(ii) to reimburse each Underwriter, their respective affiliates, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) The Company agrees to indemnify and hold harmless Piper Jaffray & Co., its directors, officers, affiliates and each person, if any, who controls Piper Jaffray & Co. or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act,

from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by the failure of any Israeli Accredited Investor or Non-Sophisticated Israeli Investor to pay for and accept delivery of Shares that such Israeli Accredited Investor or Non-Sophisticated Israeli Investor has agreed to purchase.

(e) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) In any proceeding relating to the Registration Statement, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. DEFAULT BY UNDERWRITERS.

If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any

Underwriter or Underwriters, as set forth in this Section 8, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. [RESERVED]

10. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Representative, to Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis MN 55402 (fax no. (612) 303-1070), Attention: Equity Capital Markets and (fax no. (612) 303-1068), Attention: Legal Department; if to the Company, to Vascular Biogenics Ltd., 8 Hasatat St., Modiin, Israel 7178106, fax: 972-8-9935001.

11. TERMINATION.

(a) This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States or Israel, would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE American or NASDAQ or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States, New York State or Israeli authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred shares (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Company’s Ordinary Shares by NASDAQ, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States or Israel; or

(b) as provided in Sections 6 and 8 of this Agreement.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the fourteenth, fifteenth, sixteenth and seventeenth paragraphs under the caption “Underwriting” in the Prospectus.

14. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any Affiliate, selling agent or controlling person thereof, or by or on behalf of the Company or its directors or officers or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders) on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement the Company and the several Underwriters in accordance with its terms.

Very truly yours,

VASCULAR BIOGENICS LTD.

By:	/s/ Amos Ron
Name:	Amos Ron
Title:	Chief Financial Officer

By:	/s/ Dror Harats
Name:	Dror Harats
Title:	Chief Executive Officer

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

PIPER JAFFRAY & CO.

As Representative of the several

Underwriters listed on Schedule I hereto

By: Piper Jaffray & Co.

By:	/s/ Christina L. Christie
Name:	Christina L. Christie
Title:	Managing Director, Capital Markets

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Shares to be Purchased
Piper Jaffray & Co.	2,500,000

Total	2,500,000

SCHEDULE II

Price Per Share to the public:	Variable
Shares:	2,500,000 Ordinary Shares

SCHEDULE III

Free Writing Prospectus filed by the Company on November, 16, 2017.

SCHEDULE IV

None

2

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Vascular Biogenics Ltd.

                    , 2017

Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

As Representative of the

Several Underwriters

Ladies and Gentlemen:

The undersigned understands that Piper Jaffray & Co. as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Vascular Biogenics Ltd. (the “Company”), providing for the public offering by the Underwriters, including the Representative, of ordinary shares, par value NIS 0.01 (the “Ordinary Shares”), of the Company (the “Public Offering”), pursuant to a Registration Statement on Form F-3.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees, for good and valuable consideration, that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Ordinary Shares (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned currently or hereafter during the Lock-Up period in accordance with the rules and regulations of the Securities and Exchange Commission, and Ordinary Shares which may be issued upon exercise of options or warrants and any other security convertible into or exercisable or exchangeable for Ordinary Shares) or enter into any Hedging Transaction (as defined below) relating to the Ordinary Shares (each of the foregoing referred to as a “Disposition”) during the Lock-Up period (as defined below). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Ordinary Shares.

The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), unless earlier terminated in accordance with terms hereof (the “Lock-Up Period”).

Notwithstanding the foregoing, the restrictions set forth herein shall not apply to, and the undersigned may engage in, the following transactions:

(a) the transfer of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (i) to the spouse, domestic partner, parent, sibling, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of the undersigned or of an immediate family member of the undersigned or to any entity the equity interests of which are held exclusively by the undersigned or immediate family members of the undersigned, (ii) by bona fide gift, will or intestacy, (iii) to an entity or person, as the case may be, controlled by, controlling or under common control, with the undersigned, (iv) that occurs by operation of law or by order of a court of competent jurisdiction, such as rules of descent and distribution, or pursuant to a qualified domestic order or in connection with a divorce settlement or (v) if the undersigned is a partnership or limited liability company or other business entity (A) to another partnership or limited liability company or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) as part of a disposition, transfer or distribution by the undersigned to its members, limited or general partners, or other equity holders; provided that, (X) in the case of any transfer or distribution pursuant to this paragraph (a), there shall be a condition of transfer or distribution that each transferee, trustee, donee or distributee shall agree in writing to be bound by the same terms described in this Lock-Up Agreement that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer, and (Y) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii) or (v) above, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, or other public announcement or disclosure shall be required or shall be made voluntarily in connection with or reflecting such transfer or distribution during the Lock-Up Period;

(b) (i) the receipt by the undersigned from the Company of Ordinary Shares upon the exercise of options, insofar as such option is outstanding as of the date of the Prospectus, or (ii) the transfer of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that in the case of either (i) or (ii), no public disclosure by any party shall be required or made voluntarily in connection with or reflecting such transfer and provided further that no Ordinary Shares are sold in the public market in connection with such exercise and that any securities issued upon exercise of such option or warrant will remain subject to the terms of this Lock-up Agreement;

(c) the transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares to the Company pursuant to agreements under which the shares were issued and the Company has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities, provided that no public disclosure by any party shall be required or made voluntarily in connection with or reflecting such transfer within 30 days after the date of the Prospectus and after such 30th day, any such disclosure shall clearly indicate that (i) such transfer was pursuant to such repurchase option or right of first refusal, as the case may be, and (ii) no shares were sold by the undersigned other than to the Company;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan;

(e) [the sale of Ordinary Shares pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act in effect as of the date hereof, provided that any filing under the Exchange Act made in connection with this clause (e) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (e); ]and

(f) the transfer of Ordinary Shares acquired by the undersigned in the open market following the Public Offering, provided that no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such Ordinary Shares during the Lock-up Period.

Notwithstanding any other provision of this Lock-Up Agreement, the restrictions set forth in this Lock-Up Agreement shall apply to any shares sold to the undersigned, if the undersigned is a director, executive officer or current shareholder of the Company as part of the Public Offering.

The undersigned agrees that the Company may, with respect to any Ordinary Shares or other Company securities for which the undersigned is the record or beneficial holder, cause the transfer agent for the Company to note stop transfer instructions reflecting the relevant terms of this Lock-Up Agreement with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any prior registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such prior registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur of (a) the date the Company advises the Representative, in writing, that it has determined not to proceed with the Public Offering, (b) the date of the termination of the Underwriting Agreement if prior to the closing of the Public Offering, and (c) December 31, 2017 if the Underwriting Agreement has not been executed by that date, provided, however, that the Representative and the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months, and (d) upon the end of the last day of the Lock-Up Period.

Entity Name (if applicable): _____________________________

Signature: ___________________________________________

Print Name: _________________________________________

Title (if applicable): ___________________________________